SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) June 9, 2002


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                     0-16014                  23-2417713
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
       incorporation)                                       Identification No.)




               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830




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Item 4.  Changes in Registrant's Certifying Accountant.

                  On June 9, 2002, Adelphia Communications Corporation (the "Company") dismissed Deloitte & Touche LLP ("Deloitte"), its former independent accountants. On June 13, 2002, the Company retained PricewaterhouseCoopers LLP ("PwC") in that role. The Board of Directors of the Company and the Audit Committee of the Board of Directors approved the decision to change independent accountants.

                  The Company has not yet completed its financial statements or filed its Annual Report on Form 10-K for the year ended December 31, 2001, nor has the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. As of the date on which Deloitte was dismissed as the Company's independent public accountants, Deloitte had not completed its audit nor had it issued its report with respect to the Company's financial statements for the year ended December 31, 2001.

                  The report of Deloitte on the financial statements of the Company for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2000 and December 31, 2001, and through the date of this Form 8-K, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure that, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements; as stated below, on May 14, 2002, Deloitte suspended its audit of the financial statements of the Company for the year ended December 31, 2001. Other than to the extent discussed below, there were no reportable events (each, a "Reportable Event") within the meaning of Item 304(a)(1)(v) of Regulation S-K for the years ended December 31, 2001 and December 31, 2000 and through the date of this report. The Audit Committee discussed the Reportable Event referred to below with Deloitte and the Company authorized Deloitte to respond fully to inquiries of PwC concerning that Reportable Event.

                  In March 2002, the Company's Board of Directors appointed a Special Committee of Independent Directors (the "Special Committee") whose Charter includes authority to review business relationships between the Company and affiliates of the Rigas family. As part of that review the Special Committee identified accounting and disclosure issues, some of which raised questions about whether the Company's management had engaged in improper activities. On May 14, 2002, Deloitte advised the Company that it had suspended its audit of the financial statements of the Company for the year ended December 31, 2001 and provided the Company with a list of issues that, according to Deloitte, needed to be resolved before the issuance of the Company's Annual Report on Form 10-K. Included in this list were circumstances that raised questions about whether employees of the Company had falsified accounting records and or engaged in other conduct in violation of law. On May 15, 2002, the Board of Directors authorized a formal investigation by counsel to the Special Committee into the nature and propriety of transactions between the Company and affiliates of the Rigas family, the integrity of the Company's books and records, the accuracy and completeness of the Company's financial accounting, the Company's compliance with its obligations under credit agreements and other debt instruments, and any other matters related to the Company that the Special Committee decides should be investigated On June 9, 2002, following the transmission of (and without acknowledging receipt of) the Company's letter dismissing Deloitte, the Company received a letter from Deloitte in which Deloitte stated that it was still not prepared to resume its audit. In that letter Deloitte noted that the Company continued to employ executives who might have been involved in inappropriate conduct related to the Company's financial reporting and stated: "To the extent that any of those persons have been involved in illegal activities, there is no way that we would be willing to rely on their representations, and indeed the mere fact that they remain in their positions raises additional concerns." In a letter dated June 13, 2002 to Deloitte, the Company responded by noting that since May 25 the Company's accounting and finance staff have been headed by Christopher Dunstan, Chief Financial Officer and Treasurer, and Steven B. Teuscher, Chief Accounting Officer. In addition, the Company has retained the Conway Delgenio firm for restructuring advice. Neither Messrs. Dunstan or Teuscher, nor the Conway Delgenio firm, had any connection with the Company during the time that the potentially improper activities may have occurred. The members of the Company's accounting, finance and bank and investor relations staff, referred to in Deloitte's letter, who may have known or been directly implicated in inappropriate conduct, and who are cooperating with the investigation being conducted by counsel to the Special Committee, are being transferred to other duties pending completion of the investigation. In the letter, the Company noted that: "The management representations required in connection with the audit of the Company's financial statements will be provided by officers who had no involvement in prior management's improper activities and who will be adequately informed about the issues relating to the company's financial statements by the findings of the Special Committee counsel." At the close of business on Thursday, June 13, 2002, the Company faxed a draft of the disclosures made under this Item 4 to Deloitte, which advised the Company that it would not provide comments on such draft, but rather would respond to the Company filing by transmitting to the Company a letter addressed to the Securities and Exchange Commission (the "Commission") pursuant to Item 304(a)(3) of Regulation S-K. Deloitte's letter to the Commission will be filed by the Company with the Commission by amendment to this Form 8-K.

Item 5.  Other Events and Regulation FD Disclosures

                  Century Communications Bankruptcy. On June 10, 2002, Century Communications Corp., an indirect, wholly-owned subsidiary of the Company, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The press release issued by the Company relating to the bankruptcy filing is attached as Exhibit
99.2 hereto, and is incorporated by reference herein.

                  Resignations of Leonard Tow and Scott Schneider. On June 10, 2002, the Company received a letter from Leonard Tow and Scott Schneider, in which those directors resigned from the Company's Board of Directors, effective immediately. A copy of the letter is attached as Exhibit 99.3 hereto, and is incorporated by reference herein. In connection with such resignation, the Company issued the press release attached as Exhibit 99.4 hereto, which is incorporated by reference herein.

                  Resignation of Peter Venetis. On June 11, 2002, the Company announced the resignation of Peter Venetis, a son-in-law of Company founder John Rigas, from the Board of Directors of the Company. The press release issued by the Company relating to resignation is attached as Exhibit 99.5 hereto, and is incorporated by reference herein.

                  Timber and Land Transactions. As previously disclosed, in February 2000, a wholly-owned subsidiary of the Company, ACC Operations, Inc. ("ACC"), purchased timber rights, covering a twenty-year period from the date of closing, from Allegheny Partners, L.P., an unaffiliated third party, with respect to approximately 3,656 acres of land located in Potter County, Pennsylvania, for a purchase price of $26,535,070. Certain terms of this transaction provided that the timber rights would automatically revert to the owner of the underlying land at either the earlier of twenty years or if the percentage of Company stock held by John Rigas fell below 50% of all the outstanding Company stock. At or about the same time, Wending Creek 3656, LLC, an entity controlled by certain Rigas family members, purchased the underlying land from Allegheny Partners, L.P. for a purchase price of $464,930. Neither of these transactions were presented to or approved by the Board of Directors or to the independent directors of the Board of Directors.

                  As previously disclosed, on May 23, 2002, the Rigas family agreed to transfer the underlying land to the Company in exchange for a $464,930 reduction in the amount of the Rigas family's primary co-borrowing obligations. On June 13, 2002, the Company completed the sale of its timber rights and directed Wending Creek 3656, LLC to transfer the underlying land to the purchaser, Seneca Resources Corporation. As per the May 23, 2002, agreement between the Company and members of the Rigas family, the total purchase price of $464,930 paid by Seneca Resources Corporation for the underlying land was paid directly to the Company. The total purchase price paid by Highland Forest Resources, Inc. to the Company for the timber rights was $19,535,070. Highland Forest Resources, Inc. and Seneca Resources Corporation are both wholly-owned subsidiaries of National Fuel Gas Company (NYSE:NFG).

                  As previously disclosed, the Special Committee is investigating whether or not the purchase price paid by the Company for these timber rights represented the fair market value of such rights based upon independent third party appraisals. The Special Committee is also investigating whether the Company paid the purchase price for the underlying land on behalf of Wending Creek 3656, LLC.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements

                  Not applicable.

         (b)      Pro forma Financial Statements

                  Not applicable.

         (c)      Exhibits

                  99.01 Press release issued June 14, 2002, relating to the selection of PwC as the Company's independent public accountants.

                  99.02 Press release issued June 10, 2002, relating to filing by Century Communications Corp. of petition seeking relief under Chapter 11 of the Bankruptcy Code.

                  99.03 Letter of Resignation from Leonard Tow and Scott Schneider, dated June 10, 2002.

                  99.04 Press release issued June 10, 2002, relating to resignation of Leonard Tow and Scott Schneider from the Company's Board of Directors.

                  99.05 Press release issued June 11, 2002, relating to the resignation of Mr. Peter Venetis from the Company's Board of Directors.



Item 9.  Regulation FD Disclosure.

                  As previously announced, the Board of Directors has authorized the Special Committee to conduct an investigation into matters regarding the Company, including relationships and transactions involving the Company and certain of its subsidiaries, on the one hand, and members of the Rigas family, their affiliates and entities under their control, on the other hand. The Special Committee is continuing its investigation. This investigation may result in supplementing or revising information contained in this Form 8-K. In addition, various sources have indicated that there may be other relationships and transactions between the Company and its subsidiaries, on the one hand, and Rigas Persons and Entities, on the other hand. Accordingly, this Form 8-K may be supplemented or revised to reflect these other relationships and transactions.

                  Briar's Creek Golf Club. On October 30, 2000, ACC executed a subscription agreement with respect to the purchase of one membership interest in Briar's Creek Golf, LLC, a South Carolina limited liability company. The amount expended under such agreement was $700,000, including a membership fee of $100,000 and an additional investment of $600,000, which was paid the Company through the Company's Cash Management System. The Special Committee is investigating this transaction and whether the membership interest was purchase primarily for purposes relating to the business of the Company, or was purchased primarily for the personal use by members of the Rigas family. This transaction was not presented to or approved by the Board of Directors.

                  Employee Loans and Loan Guarantees. In addition to the previously disclosed possible loan to James R. Brown, the Company's former Vice President of Finance, the Company has identified approximately $1.9 million in outstanding loans to current and former employees of the Company. The Company has taken a reserve of approximately $500,000 against non-payment of these loans.

                  The Special Committee has identified four employees of the Company and four employees of Adelphia Business Solutions, Inc., for whom the Company guaranteed, either in whole or in part, loans from Citizens Trust Company. As of May 31, 2002, the total aggregate outstanding amount of the Company's guarantees under these eight loans is approximately $278,000.

                  Certain Employee Matters. In addition to the previously announced management changes, the Company has taken action regarding five individuals, who were members of the Company's accounting, finance, and bank and investor relations staff reporting to Jim Brown, the former Vice President of Finance. These individuals, who are cooperating with the investigation being conducted by counsel to the Special Committee, are being transferred to other duties pending completion of the investigation.

                  The Company has identified seven employees on the Company's payroll whose primary function was to provide services to members of the Rigas family. All seven of these employees were either terminated by the Company, or transferred to the Rigas family's payroll.

                  The Company has ceased construction of the previously announced golf club and golf course, located on approximately 830 acres of land near Coudersport, Pennsylvania. The Company has terminated the 11 remaining employees whose primary job function was to provide services in connection with the construction of the golf club and golf course.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 14, 2002.               ADELPHIA COMMUNICATIONS CORPORATION
                                  (Registrant)


                                    By:  /s/ ERLAND E. KAILBOURNE
                                       -----------------------------------------
                                         Erland E. Kailbourne
                                         Chairman and Interim Chief Executive
                                         Officer


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                                  EXHIBIT INDEX

Exhibit No.                                    Description

99.01 Press release issued June 14, 2002, relating to the selection of PwC as the Company's independent public accountants.

99.02 Press release issued June 10, 2002, relating to filing by Century Communications Corp. of petition seeking relief under Chapter 11 of the Bankruptcy Code.

99.03 Letter of Resignation from Leonard Tow and Scott Schneider, dated June 10, 2002.

99.04 Press release issued June 10, 2002, relating to resignation of Leonard Tow and Scott Schneider from the Company's Board of Directors.

99.05 Press release issued June 11, 2002, relating to the resignation of Mr. Peter Venetis from the Company's Board of Directors.